Exhibit 4.2

NXP B.V.

NXP FUNDING LLC

NXP USA, INC.

jointly, as Companies

NXP SEMICONDUCTORS N.V.

as Parent Guarantor

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 19, 2025

TO THE INDENTURE

Dated as of May 16, 2022

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	ARTICLE 7 AMENDMENT, SUPPLEMENT AND WAIVER

Section 7.01.	With Consent of Holders of Notes	28

	ARTICLE 8 MISCELLANEOUS

Section 8.01.	Ratification of Base Indenture; No Adverse Interpretation of Other Agreements	28
Section 8.02.	Trust Indenture Act Controls	28
Section 8.03.	Governing Law	28
Section 8.04.	Successors	28
Section 8.05.	Severability	28
Section 8.06.	Counterpart Originals; Electronic Signatures	29
Section 8.07.	Table of Contents, Headings, etc.	29
Section 8.08.	Waiver of Jury Trial	29
Section 8.09.	Submission to Jurisdiction	29
Section 8.10.	FATCA Withholding	29

Exhibit A	Form of 4.300% Senior Notes Due 2028
Exhibit B	Form of 4.850% Senior Notes Due 2032
Exhibit C	Form of 5.250% Senior Notes Due 2035

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SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of August 19, 2025, among NXP B.V. (“NXP B.V.”), NXP Funding LLC, a Delaware limited liability company (“NXP Funding”) and NXP USA, Inc., a Delaware corporation (“NXP USA” and together with NXP Funding and NXP B.V., each a “Company” and collectively, the “Companies”), NXP Semiconductors N.V. (the “Parent Guarantor”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Companies and the Parent Guarantor have executed, and the Companies have delivered, to the Trustee an indenture, dated as of May 16, 2022 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”) providing for the issuance from time to time of one or more series of the Companies’ unsecured debentures, notes, bonds or other evidences of indebtedness.

WHEREAS, Section 14.01 of the Base Indenture provides for the Companies and the Trustee to supplement the Base Indenture without the consent of any Holder to provide for the issuance of and establish the form and terms of unsecured debentures, notes, bonds or other evidences of indebtedness of any series as permitted by the Base Indenture.

WHEREAS, pursuant to Sections 2.01 and 3.01 of the Base Indenture, the Companies wish to provide for the issuance of (i) a series of 4.300% Senior Notes due 2028 (the “2028 Notes”), (ii) a series of 4.850% Senior Notes due 2032 (the “2032 Notes”) and (iii) a series of 5.250% Senior Notes due 2035 (the “2035 Notes” and, together with the 2028 Notes and the 2032 Notes, the “Notes” and each a “series of Notes”), the form, terms and conditions thereof to be set forth as provided in this Supplemental Indenture.

WHEREAS, the Companies have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Companies and authenticated by the Trustee, the valid, binding and enforceable obligations of the Companies, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

APPLICATION OF SUPPLEMENTAL INDENTURE AND DEFINITIONS

Section 1.01. Application of this Supplemental Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Companies and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions (including the definitions set forth in Sections 1.03 and 1.04) of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling in respect of the Notes (and only with respect to the Notes). For the avoidance of doubt, notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture and any amendments or modifications to the terms of the Base Indenture made herein are expressly and solely for the benefit of the Holders of the Notes (and not for the benefit of any other series of Notes (as defined in the Base Indenture)). Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.

Section 1.02. Definition of Terms; Interpretation.

Unless the context otherwise requires:

(a) capitalized terms used but not otherwise defined herein have the meanings set forth in the Base Indenture; and

(b) the provisions of general application in Section 1.01 of the Base Indenture shall apply herein as if set forth herein.

Section 1.03. Additional Definitions.

For purposes of this Supplemental Indenture and the Notes, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Liens” means, in connection with any Sale and Leaseback Transaction, the lesser of (i) the fair market value of the assets subject to such Sale and Leaseback Transaction, as determined by an Officer or the Board of Directors in good faith, and (ii) the present value (discounted at a rate per annum equal to the average interest payable under the Notes under the Indenture compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Below Investment Grade Rating Event” means, with respect to the Notes of a series, the rating on such series of Notes is lowered in respect of a Change of Control and such series of Notes is rated below an Investment Grade Rating by two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of such series of Notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment

Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Parent Guarantor or the Companies in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Parent Guarantor or the Companies shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Board of Directors” means (1) with respect to the Parent Guarantor, the Companies or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a board of directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors (excluding employee representatives, if any) on any such board of directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the place or places where the principal of and premium, if any, and interest on the Notes of that series are payable are authorized or obligated by law or executive order to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act) becoming the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the U.S. Exchange Act) of more than 50% of the Voting Stock of NXP B.V. (or its successor); provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (x) NXP B.V. becomes a direct or indirect wholly owned subsidiary of a holding company (including the Parent Guarantor) and (y)(i) the direct or indirect holders of the Voting Stock of such holding company (including the Parent Guarantor) immediately following that transaction are substantially the same as the holders of NXP B.V.’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” of related persons (other than a holding company (including the Parent Guarantor) satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company (including the Parent Guarantor); or

(2) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of NXP B.V. and its Subsidiaries taken as a whole to a Person, other than (x) where NXP B.V. is the surviving entity following such sale, lease, transfer, conveyance or other disposition, (y) a Subsidiary, or (z) any such sale, lease, transfer, conveyance or other disposition where the shares of NXP B.V.’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or parent entity thereof immediately after giving effect to such transaction.

“Change of Control Triggering Event” means, with respect to a series of the Notes, the occurrence of a Change of Control together with a Below Investment Grade Rating Event.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the Parent Guarantor’s most recent consolidated balance sheet, prepared in accordance with GAAP, less all current liabilities as shown on such balance sheet, and Intangible Assets.

“Commercial Paper Program” means the unsecured commercial paper program established on November 21, 2024 under which the Company, NXP Funding and NXP USA may, on a joint and several basis, issue short-term, unsecured commercial paper notes pursuant to an exemption from the registration requirements of the U.S. Securities Act.

“Credit Facility” means, with respect to NXP B.V. or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Revolving Credit Agreement, the Facility Agreements, the Commercial Paper Program or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the Revolving Credit Agreement, the Facility Agreements, the Commercial Paper Program or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of NXP B.V. as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than dollar, at any time of determination thereof by the Companies or the Trustee, the amount of dollar obtained by converting such currency other than dollar involved in such computation into dollar at the spot rate for the purchase of dollar with the applicable currency other than dollar as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by an Officer or the Board of Directors) on the date of such determination.

“Facility A Agreement” means the facility agreement entered into on November 22, 2024, between the Company, as borrower, the European Investment Bank, as bank, as may be amended, supplemented or otherwise modified from time to time, and any Refinancing Indebtedness in respect thereto.

“Facility Agreements” means the Facility A Agreement and the Facility B Agreement.

“Facility B Agreement” means the facility agreement entered into on January 13, 2025, between the Company, as borrower, the European Investment Bank, as bank, as may be amended, supplemented or otherwise modified from time to time, and any Refinancing Indebtedness in respect thereto.

“fair market value” may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Parent Guarantor setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fitch” means Fitch Ratings Limited or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in the Indenture, all ratios and calculations based on GAAP contained in the Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, NXP B.V. may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election, provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, NXP B.V. may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture), including as to the ability of NXP B.V. to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to NXP B.V.’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that NXP B.V. may only make such election if it also elects to report any subsequent financial reports required to be made by NXP B.V., including pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act, in IFRS. NXP B.V. shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep- well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Parent Guarantor and any Subsidiary of the Parent Guarantor that Guarantees the Notes.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication), (a) indebtedness of such Person for borrowed money, including indebtedness evidenced by bonds, debentures, notes or other similar instruments, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP, and (b) all Indebtedness of others guaranteed by such Person.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amounts of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, and (other than with respect to guarantees of Indebtedness specified in clause (b) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP. Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(a)	contingent obligations Incurred in the ordinary course of business;

(b)

in connection with the purchase by a Person of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter;

(c)

any obligations or liabilities arising by operation of law as a result of the Parent Guarantor and its Subsidiaries forming part of a fiscal unity (fiscale eenheid) for Dutch corporate income and/or value added tax purposes; or

(d)

for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Intangible Assets” means the value (net of applicable reserves), as shown on or reflected in the Parent Guarantor’s most recent consolidated balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational and development costs, (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized) and (iv) unamortized debt discount and expenses, less unamortized premium.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent), and (iii) with respect to Fitch, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of NXP B.V.’s control, the equivalent investment grade credit rating from any Rating Agency selected by NXP B.V. as a replacement Rating Agency).

“Issue Date” means August 19, 2025.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the U.S. Exchange Act.

“Note Documents” means the Notes (including Additional Notes) and the Indenture.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The legal counsel may be an employee of or counsel to the Parent Guarantor or its Subsidiaries.

“Parent” means NXP Semiconductors N.V. or any successor thereto.

“Permitted Lien” means, with respect to any Person:

(1) Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time NXP B.V. or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into NXP B.V. or any Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(2) Liens on assets or property of NXP B.V. or any Subsidiary securing Indebtedness or other obligations of NXP B.V. or such Subsidiary owing to NXP B.V. or another Subsidiary, or Liens in favor of NXP B.V. or any Subsidiary;

(3) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously permitted to be secured under the Indenture;

(4) Liens arising as a result of the Parent Guarantor and its Subsidiaries being part of a fiscal unity (fiscale eenheid) for Dutch corporate income or value added tax purposes;

(5) Liens on assets or property of NXP B.V. or any Subsidiary securing hedging obligations; and

(6) other Liens (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (1) through (3) above, provided that after giving effect thereto the aggregate principal amount of the Secured Indebtedness of NXP B.V. and its Significant Subsidiaries secured by such Liens does not exceed the greater of (A) $1,250 million and (B) 15% of the Consolidated Net Tangible Assets, in each case after giving effect to such Incurrence and the application of the proceeds therefrom.

“Person” means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Property” means property, plant and equipment owned by NXP B.V. or any Significant Subsidiary, provided that the book value of such property is an amount greater than 1.00% of Consolidated Net Tangible Assets.

“Rating Agencies” means each of Moody’s, S&P and Fitch or any of their respective successors, provided that, if any of Moody’s, S&P and Fitch or all of them shall cease rating the Notes (for reasons outside the control of NXP B.V.), NXP B.V. shall select any other Nationally Recognized Statistical Rating Organization.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of NXP B.V. that refinances Indebtedness of any Subsidiary of NXP B.V. and Indebtedness of any Subsidiary of NXP B.V. that refinances Indebtedness of NXP B.V. or another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1) if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced or, if shorter, the applicable series of Notes;

(2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and costs, expenses and fees Incurred in connection therewith); and

(3) if the Indebtedness being refinanced is expressly subordinated to the applicable series of Notes, such Refinancing Indebtedness is subordinated to such Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

provided, however, that Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

“Revolving Credit Agreement” means the amended and restated revolving credit agreement entered into on August 26, 2022 by, among others, NXP B.V. and NXP Funding, as borrowers, Barclays Bank PLC, as administrative agent, the lenders and letter of credit issuers from time to time party thereto, and the other parties thereto, as may be amended, supplemented or otherwise modified from time to time, and any Refinancing Indebtedness in respect thereto.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means an arrangement relating to any Principal Property owned by NXP B.V. or a Significant Subsidiary on the Issue Date or thereafter acquired by NXP B.V. or a Significant Subsidiary whereby NXP B.V. or a Significant Subsidiary transfers such property to a Person and NXP B.V. or a Significant Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien and any Attributable Lien.

“Significant Subsidiary” means any Subsidiary that meets any of the following conditions:

(1) NXP B.V.’s and its Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the Total Assets of the Parent Guarantor and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;

(2) NXP B.V.’s and its Subsidiaries’ proportionate share of the Total Assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the Total Assets of the Parent Guarantor and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

(3) NXP B.V.’s and its Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exclusive of any amounts attributable to any non- controlling interests exceeds 10% of such income of NXP B.V. and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.

“Stated Maturity” means, with respect to any indebtedness or security, the date specified in such indebtedness or security as the fixed date on which the payment of principal of such indebtedness or security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2) any partnership, joint venture, limited liability company or similar entity of which: (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties, assessments and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed or levied by any government or other taxing authority.

“Total Assets” means the consolidated total assets of the Parent Guarantor and its Subsidiaries in accordance with GAAP as shown on the most recent consolidated balance sheet of the Parent Guarantor.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Companies in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Companies after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Companies shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call

Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Companies shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Companies shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Companies shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Companies’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

“Uniform Commercial Code” means the New York Uniform Commercial Code.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Companies thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the U.S. Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means a Subsidiary of NXP B.V. or the Parent Guarantor, as applicable, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than NXP B.V. or the Parent Guarantor, as applicable, or another Wholly Owned Subsidiary) is owned by NXP B.V. or the Parent Guarantor, as applicable, or another Wholly Owned Subsidiary.

Section 1.04. Other Definitions.

Term	Defined in Section
Applicable Law	8.10
Change of Control Offer	4.02(a)
Change of Control Payment	4.02(a)
Change of Control Payment Date	3.03(d)
Company	Preamble
Notes	Recitals
Offer Amount	3.03(b)(2)
Offer Period	3.03(d)
Par Call Date	3.01(a)
Purchase Price	3.03(b)(2)

ARTICLE 2

THE NOTES

Section 2.01. Form Generally.

The Notes shall be substantially in the form of Exhibits A and B hereto, with such appropriate insertions, omissions, substitutions and other variations (including, for the avoidance of doubt, transfer restriction legends) as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Notes as evidenced by their execution of the Notes.

The certificated Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, provided that such method is permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the Officers executing such Notes as evidenced by their execution of such Notes.

Section 2.02. Terms of Securities.

Pursuant to Section 3.01 of the Base Indenture, the following terms relating to the Notes are hereby established:

(a) The 2028 Notes shall constitute a series of Notes having the title “4.300% Senior Notes due 2028,” the 2032 Notes shall constitute a series of Notes having the title “4.850% Senior Notes due 2032” and the 2035 Notes shall constitute a series of Notes having the title “5.250% Senior Notes due 2035.”

(b) The initial aggregate principal amount of the Notes is $1,500,000,000, representing $500,000,000 aggregate principal amount of 2028 Notes, $300,000,000 aggregate principal amount of 2032 Notes and $700,000,000 aggregate principal amount of 2035 Notes. There is no limit upon the aggregate principal amount of either series of Notes that may be authenticated and delivered under the Indenture, subject to the terms of the Base Indenture.

(c) The entire outstanding principal of each series of Notes shall be payable on the dates as set forth in the applicable Notes.

(d) The rate at which each series of Notes shall bear interest and other terms relating to the payment of interest on each series of Notes shall be as set forth in the applicable Notes.

(e) Each series of Notes shall be payable in U.S. dollars.

(f) Not applicable.

(g) Not applicable.

(h) The principal of and interest on each series of Notes shall be payable at the place and in the manner set forth in the applicable Notes.

(i) The provisions of Sections 3.01 and 3.02 of this Supplemental Indenture shall be applicable to the Notes as indicated therein.

(j) The Companies shall not be required to make mandatory redemption or sinking fund payments with respect to, or offer to purchase, either series of Notes, and the provisions of Sections 3.03 and 4.02 of this Supplemental Indenture shall be applicable to the Notes as indicated therein.

(k) Each series of Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(l) Not applicable.

(m) Not applicable.

(n) The 2028 Notes shall be issued at 99.986% of the initial principal amount thereof, the 2032 Notes shall be issued at 99.800% of the initial principal amount thereof and the 2035 Notes shall be issued at 99.792% of the initial principal amount thereof.

(o) Not applicable.

(p) The Notes shall be issuable as Global Securities, and shall bear a legend substantially in the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”

(q) Not applicable.

(r) Not applicable.

(s) Not applicable.

(t) Not applicable.

(u) Not applicable.

(v) Not applicable.

(w) The Trustee, Depositary, Paying Agent and Registrar with respect to each series of Notes shall be as set forth in the Indenture.

(x) The Events of Default with respect to each series of Notes shall be as set forth in Section 5.01 of this Supplemental Indenture. The additional covenants contained in Article 4 of this Supplemental Indenture shall be applicable to each series of Notes.

(y) Not applicable.

(z) Not applicable.

(aa) Not applicable.

(bb) (i) The CUSIP number assigned to the 2028 Notes is 62954H BF4, the CUSIP number assigned to the 2032 Notes is 62954H BG2 and the CUSIP number assigned to the 2035 Notes is 62954H BH0. The ISIN assigned to the 2028 Notes is US62954HBF47, the ISIN assigned to the 2032 Notes is US62954HBG20 and the ISIN assigned to the 2035 Notes is US62954HBH03.

(cc) The additional definitions contained in Sections 1.03 and 1.04 of this Supplemental Indenture shall be applicable to each series of Notes.

Section 2.03. Issuance of Additional Notes.

The Companies shall be entitled to issue additional notes of any series under the Indenture which shall have identical terms as the initial Notes of such series issued on the date hereof (the “Initial Notes”), other than with respect to the date of issuance and issue price (any such additional notes, the “Additional Notes”). Any series of Initial Notes issued on the date hereof and any Additional Notes of such series subsequently issued under the Indenture shall be treated as a single class with their respective series for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that in the event that any Additional Notes of a series are not fungible with the Initial Notes of such series for federal income tax purposes, such non-fungible Additional Notes shall be issued with a separate CUSIP number and ISIN so they are distinguishable from the applicable Initial Notes.

With respect to any Additional Notes, the Companies shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(2) the issue price, the issue date and the CUSIP number and/or ISIN of such Additional Notes.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Optional Redemption.

(a) Prior to July 19, 2028 (one month prior to the maturity date of the 2028 Notes) (the “2028 Notes Par Call Date”), with respect to the 2028 Notes, or June 19, 2032 (two months prior to the maturity date of the 2032 Notes) (the “2032 Notes Par Call Date”), with respect to the 2032 Notes, or May 19, 2035 (three months prior to the maturity date of the 2035 Notes) (the “2035 Notes Par Call Date” and together with the 2028 Notes Par Call Date and the 2032 Notes Par Call Date, each a “Par Call Date”) with respect to the 2035 Notes, the Companies may redeem each series of Notes at their option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) 100% of the principal amount of such series of Notes to be redeemed on the applicable Redemption Date, and

(2) (a) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes being redeemed discounted to the applicable Redemption Date (assuming such Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points for the 2028 Notes, 15 basis points for the 2032 Notes and 15 basis points for the 2035 Notes, less (b) interest accrued to the applicable Redemption Date, plus, in each case, accrued and unpaid interest on such Notes being redeemed to, but excluding, the applicable Redemption Date.

(b) On or after the applicable Par Call Date, the Notes of any series will be redeemable at any time in whole or from time to time in part at the Companies’ option, at a Redemption Price equal to 100% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date.

(c) If the Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest to, but excluding, the Redemption Date, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Companies.

(d) Any redemption of any series of Notes may, at the Companies’ discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Companies’ discretion, the Redemption Date may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied (or waived by the Companies in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed. The Companies shall provide written notice to the Trustee prior to the close of business one Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder.

(e) Other than as specifically provided in this Section 3.01, any redemption pursuant to this Section 3.01 shall be made in accordance with the provisions of Section 3.01 through 3.06 of the Base Indenture.

Section 3.02. Redemption for Tax Reasons.

(a) The Companies, the Parent or a successor to a Company or the Parent may redeem the Notes of a series in whole, but not in part, at any time upon giving not less than 15 nor more than 60 days’ prior notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the tax redemption date as a result of the redemption or otherwise, if any, if a Company, the Parent or a successor to a Company or the Parent (each, a “Payor”) determines in good faith that, as a result of: (1) any change in, or amendment to, the law or tax treaties (or any regulations, official published guidance or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined herein) affecting taxation; or (2) any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, tax treaties, regulations, official published guidance or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), such Payor is, or on the next interest payment date in respect of the Notes of such series would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Companies, the Parent or a successor to a Company or the Parent (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable, but not including assignment of the obligation to make payment with respect to the Notes).

(b) In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at the date of this prospectus, such Change in Tax Law must become effective after the date of this prospectus. In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of this prospectus, such Change in Tax Law must become effective after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the prior Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Notes were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(c) Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Companies or Successor Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an opinion of an independent tax counsel of recognized standing to the effect that the relevant Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

Section 3.03. Change of Control Offer.

(a) In the event that, pursuant to Section 4.02 hereof, the Companies shall be required to commence a Change of Control Offer with respect to one or more series of Notes, it shall follow the procedures specified in this Section 3.03.

(b) The Companies shall commence the Change of Control Offer by sending by electronic transmission (for Global Notes) or first-class mail, with a copy to the Trustee, to each Holder of the applicable Notes at such Holder’s address appearing in the Register, a notice the terms of which shall govern the Change of Control Offer stating:

(1) that the Change of Control Offer is being made pursuant to this Section 3.03 and Section 4.02, that a Change of Control Triggering Event has occurred and the circumstances and relevant facts regarding the Change of Control Triggering Event;

(2) the principal amount of Notes required to be purchased pursuant to Section 4.02 (the “Offer Amount”), the purchase price set forth in Section 4.02 (the “Purchase Price”), the Offer Period and the Change of Control Payment Date (each as defined below);

(3) that all Notes validly tendered and not withdrawn shall be accepted for payment;

(4) that any Note not tendered or accepted for payment shall continue to accrue interest;

(5) that, unless the Companies default in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

(6) that Holders electing to have a Note purchased pursuant to a Change of Control Offer may elect to have Notes purchased equal to $2,000 or in integral multiples of $1,000 only;

(7) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Companies, the Depositary, if appointed by the Companies, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Change of Control Payment Date;

(8) that Holders shall be entitled to withdraw their election if the Companies, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission, letter or electronic transmission setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(9) that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(10) any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c) The Change of Control Offer shall remain open for a period of not less than 30 days but no more than 60 days following its commencement (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Change of Control Payment Date”), the Companies shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Companies shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) On or prior to the Change of Control Payment Date, the Companies shall, to the extent lawful:

(1) accept for payment the Offer Amount of Notes or portions of Notes validly tendered and not withdrawn pursuant to the Change of Control Offer or, if less than the Offer Amount has been tendered, all Notes tendered;

(2) deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes validly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of the Notes or portions of such Notes being purchased by the Companies and that such Notes or portions thereof were accepted for payment by the Companies in accordance with the terms of this Section 3.03.

(e) On the Change of Control Payment Date, the Paying Agent (or the Companies, if acting as the Paying Agent) shall send to each Holder of Notes validly tendered the Purchase Price deposited with the Paying Agent by the Companies. In the event that any portion of the Notes surrendered is not purchased by the Companies, the Companies shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of a Company Order in accordance with Section 2.03 of the Base Indenture, the Trustee shall promptly authenticate and mail (or cause to be transferred by book- entry) to each Holder a new Note equal in principal amount to the unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Companies to the Holder thereof.

(f) If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to repurchase by the Companies pursuant to the applicable Change of Control Offer.

(g) The Companies shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations thereunder (or rules of any exchange on which the Notes are then listed) to the extent those laws, rules regulations are applicable in connection with the Change of Control Offer. To the extent that the provisions of any securities laws or regulations (or exchange rules) conflict with Section 4.02, this Section 3.03 or any other provisions of the Indenture, the Companies shall comply with applicable securities laws, rules and regulations and shall not be deemed to have breached its obligations, or require a repurchase of the Notes, under Section 4.02, this Section 3.03 or such other provision by virtue of such compliance.

(h) Other than as specifically provided in this Section 3.03, any purchase pursuant to this Section 3.03 shall be made in accordance with the provisions of Sections 3.01 through 3.06 of the Base Indenture.

ARTICLE 4

ADDITIONAL COVENANTS

Section 4.01. Liens.

(a) So long as any Notes of a series are outstanding, the Companies will not, and will not permit any Significant Subsidiary to, issue or assume any Indebtedness if such Indebtedness is secured by a Lien, other than a Permitted Lien, upon any Principal Property of NXP B.V. and NXP Funding or any Significant Subsidiary without:

(1) at the same time providing that the Notes of such series and the obligations herein with respect to such series are directly, equally and ratably secured with (or prior to, in the case of Liens with respect to Subordinated Indebtedness) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured; or

(2) providing such other Lien for the Notes of such series and the obligations under herein as may be approved by a majority in aggregate principal amount of Holders of Notes of such series.

(b) Any Lien created for the benefit of the Holders of the Notes pursuant to Section 4.01(a) shall provide by its terms that such Lien should be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.

Section 4.02. Repurchase at the Option of Holders Upon a Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, the Companies shall, no later than 60 days following the date upon which a Change of Control Triggering Event occurred with respect to a series of Notes, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.03 with respect to such series of Notes. Each Holder of such series of Notes shall have the right to accept such offer and require the Companies to repurchase all or any portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash (the “Change of Control Payment”), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to, but excluding, the Change of Control Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling prior to the Change of Control Payment Date).

(b) The Companies will not be required to make a Change of Control Offer following a Change of Control Triggering Event with respect to a series of Notes if (i) a third party makes the Change of Control Offer with respect to such Notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Companies and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption of all such Notes outstanding has been given as provided in Section 4.03 of the Base Indenture, unless and until there is a Default in the payment of the Redemption Price on the applicable Redemption Date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. A Change of Control Offer may be made in advance of a Change of Control Triggering Event and may be conditional upon the occurrence of the applicable Change of Control or the Change of Control Triggering Event.

(c) Notwithstanding anything in the Indenture to the contrary, the provisions under the Indenture relating to the Companies’ obligation to make an Change of Control Offer to repurchase a series of Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes of the applicable series.

Section 4.03. Sale and Leaseback Transactions

So long as any Notes of a series thereunder are outstanding, NXP B.V. and NXP Funding will not, and will not permit any Significant Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(1) NXP B.V. or such Significant Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to the Attributable Liens with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes of such series pursuant to Section 4.01;

(2) the net proceeds of the sale of the Principal Property to be leased are applied within 365 days of the effective date of the Sale and Leaseback Transaction to (i) the purchase, construction, development or acquisition of another Principal Property or (ii) the repayment of (x) any series of Notes;

(3) Indebtedness of NXP B.V. and NXP Funding that ranks equally with, or is senior to, the Notes or (z) any Indebtedness of one or more Significant Subsidiaries; provided, in each case, that in lieu of applying such amount to such retirement, we may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to us;

(4) such Sale and Leaseback Transaction was entered into prior to the Issue Date;

(5) such Sale and Leaseback Transaction involves a lease for not more than three years (or which may be terminated by NXP B.V. or a Significant Subsidiary within a period of not more than three years); or

(6) such Sale and Leaseback Transaction with respect to any Principal Property was between only the Parent Guarantor and a Subsidiary of the Parent Guarantor or only between Subsidiaries of the Parent Guarantor.

Section 4.04. Withholding Taxes

(a) All payments made by or on behalf of a Payor on the Notes or the Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1) the Netherlands, the United States or any political subdivision or Governmental Authority thereof or therein having power to tax;

(2) any jurisdiction from or through which payment on any such Note or Note Guarantee is made by the relevant Payor or its agents, or any political subdivision or Governmental Authority thereof or therein having the power to tax; or

(3) any other jurisdiction in which the Payor is incorporated or organized, engaged in business for tax purposes, a resident for tax purposes, or any political subdivision or Governmental Authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to any Note or the Note Guarantee, including payments of principal, redemption price, premium, if any, or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts which would have been received in respect of such payments on any such Note or the Note Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1) in the case of a Holder that is a U.S. Person (as defined below), any Taxes imposed by the United States or a political subdivision thereof;

(2) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or the beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment or a dependent agent in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof;

(3) any Taxes that are imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a written request of the Payor addressed to the Holder or the beneficial owner after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a law, statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, all or part of such Taxes;

(4) any Taxes that are payable otherwise than by deduction or withholding from a payment of the principal, premium, if any or interest on the Notes or any Note Guarantee;

(5) any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar Taxes;

(6) any Taxes imposed in connection with a Note or Note Guarantee presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note or Note Guarantee to, or otherwise accepting payment from, another paying agent;

(7) any Taxes imposed by reason of a Holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or a personal holding company, in each case as defined for U.S. federal income tax purposes, or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(8) any Taxes imposed on interest received by (1) a 10% shareholder (as defined in section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder) of the Companies or (2) a controlled foreign corporation that is related to the Companies within the meaning of section 864(d)(4) of the Code, or (3) a bank receiving interest described in section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the Holder’s status as described in clauses (1) through (3) of this sub-clause (8);

(9) any Taxes imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement);

(10) any Taxes imposed, deducted or withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet Bronbelasting 2021); or

(11) any combination of the above.

(b) Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the Holder or the beneficiary of the payment had presented the Note for payment (where presentation is required for payment) within 15 days after the relevant payment was first made available for payment to the Holder or (y) where, had the beneficial owner of the Note been the Holder, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.

(c) As used in this Section 4.04, “U.S. Person” means any citizen or individual resident of the United States for U.S. federal income tax purposes, a corporation (or other entity subject to tax as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state of the United States, any state or political division thereof or the District of Columbia, a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia, any estate the income of which is subject to U.S. federal income taxation regardless of its source, or any trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

(d) The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, in such form as provided in the ordinary course by the Relevant Taxing Jurisdiction and as is reasonably available to the Payor, and will provide such certified copies to the Trustee. Such copies shall be made available to the Holders upon request. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.

(e) If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on any Note or the Note Guarantee, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date).

The Trustee will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

(f) Wherever in any of the Indenture or the Note Guarantee there is mentioned, in any context: (i) the payment of principal, (ii) purchase prices in connection with a purchase of Notes, (iii) interest, or (iv) any other amount payable on or with respect to any of the Notes, such reference shall be deemed to include payment of Additional Amounts as described under this Section 4.04 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g) The Payors will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes, that arise in any Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any Notes, the Indenture or any other document or instrument in relation thereto (other than a transfer or exchange of the Notes), and the Payors agree to indemnify the Holders for any such taxes paid by such Holders.

(h) The foregoing obligations of this Section 4.04 will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any subsequent Relevant Taxing Jurisdiction.

Section 4.05. U.S. Federal Income Tax Treatment of NXP Funding

(a) NXP Funding may not hold any material assets, become liable for any material obligations or engage in any business activities, provided that it may be a co-obligor or guarantor with respect to the Notes or any other Indebtedness issued by NXP B.V. or a Guarantor, and may engage in any activities directly related thereto or necessary in connection therewith.

(b) NXP Funding shall be treated as a disregarded entity of NXP B.V. for U.S. federal income tax purposes, and for so long as any of the Notes remain outstanding, the Companies will not take any action that is inconsistent with NXP Funding being treated as a disregarded entity of NXP B.V. for U.S. federal income tax purposes.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Events of Default.

With respect to each series of Notes, an Event or Events of Default shall be defined pursuant to Section 7.01 of the Base Indenture with the following modifications:

(a) Section 7.01(a)(i) of the Base Indenture shall be amended and restated as follows: “default in any payment of interest or Additional Amounts, if any, on any Security when due and payable, if that default continues for a period of 30 days, or failure to comply for 30 days with the notice provisions in connection with a Change of Control Triggering Event after such notice has become due;”

(b) Section 7.01(a)(ii) of the Base Indenture shall be amended and restated as follows: “default in the payment of the principal amount of or premium, if any, on any Security issued under this Indenture when due at its Stated Maturity or upon optional redemption or otherwise (including the failure to pay the repurchase price for any Notes tendered pursuant to Change of Control Offer), if that default or failure continues for a period of two days;”

ARTICLE 6

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 6.01. Satisfaction And Discharge; Defeasance.

Each series of Notes will be subject to Article XII of the Base Indenture until the applicable Stated Maturity of such Notes provided that, upon exercise of the Companies’ rights set forth in clause (y) of the first paragraph of Section 12.03 of the Base Indenture with respect to a series of Notes, in addition to the provisions identified therein, the Companies shall also cease to be under any obligation to comply with any term, provision or condition set forth in Article 4 with respect to such Notes and any Defaults or Events of Defaults set forth under Article 5.

ARTICLE 7

AMENDMENT, SUPPLEMENT AND WAIVER

Section 7.01. With Consent of Holders of Notes.

Each series of Notes will be subject to Section 14.02 of the Base Indenture; provided that, in addition to the terms set forth in such Section 14.02, no such supplemental indenture described therein shall, without the consent of 90% of the then outstanding aggregate principal amount of the applicable series of Notes, make any change to the provisions contained in Section 4.04 that adversely affects the right of any Holder of such Notes in any material respect or amend the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Ratification of Base Indenture; No Adverse Interpretation of Other Agreements.

The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Companies or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 8.02. Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the TIA, the provision required by the TIA shall control.

Section 8.03. Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 8.04. Successors.

All covenants and agreements of the Companies in this Supplemental Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 8.05. Severability.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.06. Counterpart Originals; Electronic Signatures.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any such counterparts may be executed manually, electronically or by facsimile. This Supplemental Indenture, the Trustee’s certificate of authentication on the Notes, and any other document delivered in connection with this Supplemental Indenture or the issuance and delivery of the Notes may be signed by or on behalf of the Companies and the Trustee by manual, PDF or other electronically imaged signature.

Section 8.07. Table of Contents, Headings, etc.

The Table of Contents and Headings in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 8.08. Waiver of Jury Trial.

EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 8.09. Submission to Jurisdiction.

The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Supplemental Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.10. FATCA Withholding.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, the Companies, Trustee, Paying Agent, Holder or other institution is or has agreed to be subject to related to this Indenture and the Notes, the Companies agree (a) to provide to the Trustee and/or any other Paying Agent upon its request information in the Companies’ possession about applicable parties and/or transactions (including any modification to the terms of such transactions) so that the Trustee or any other Paying Agent can determine whether it has tax related obligations under Applicable Law, and (b) that the Trustee and/or any other Paying Agent shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee or any other Paying Agent shall not have any liability to the Companies for its withholding or deduction from payment under this Indenture to the extent necessary to comply with Applicable Law.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

NXP B.V.

By:	/s/ Luc de Dobbeleer
Name: Luc de Dobbeleer
Title: Authorized Signatory

NXP FUNDING LLC

By:	/s/ Luc de Dobbeleer
Name: Luc de Dobbeleer
Title: Authorized Signatory

NXP USA, INC.

By:	/s/ Timothy Shelhamer
Name: Timothy Shelhamer
Title: Assistant Secretary

[Signature Page to Second Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

By:	/s/ Mary Miselis
Name: Mary Miselis
Title: Vice President

NXP SEMICONDUCTORS N.V.

By:	/s/ Luc de Dobbeleer
Name: Luc de Dobbeleer
Title: Authorized Signatory

EXHIBIT A

[Form of Face of 2028 Note]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH SHALL BE TREATED BY THE COMPANIES, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANIES OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

A-1

4.300% SENIOR NOTES DUE 2028

CUSIP 62954H BF4

No. __________	$___________

As revised by the Schedule of Increases or Decreases in Global Security attached hereto

NXP B.V., NXP FUNDING LLC and NXP USA, INC.

NXP B.V., a company incorporated under the laws of The Netherlands, NXP Funding LLC, a Delaware limited liability company and NXP USA, Inc., a Delaware corporation (herein each called a “Company,” and collectively, the “Companies”, which term includes any successor Person under the Indenture hereinafter referred to), jointly and severally promise to pay to Cede & Co. or its registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Security attached hereto, subject to the adjustments listed therein, on August 19, 2028.

Interest Payment Dates: February 19 and August 19, commencing February 19, 2026.

Record Dates: February 1 and August 1

Dated: August 19, 2025

Additional provisions of this Security are set forth on the other side of this Security.

(Signature page to follow)

IN WITNESS WHEREOF, the Companies have caused this Note to be signed manually, electronically or by facsimile by their duly authorized officers.

NXP B.V.

By:
Name:
Title:

NXP FUNDING LLC

By:
Name:
Title:

NXP USA, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Date of authentication	DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:
Authorized Signatory, as Authenticating Agent

(Back of Security)

4.300% Senior Notes due 2028

1. Indenture. This Security is one of a duly authorized issue of securities of the Companies (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 16, 2022, as supplemented by the Second Supplemental Indenture dated August 19, 2025 (as so supplemented, herein called the “Indenture”), among the Companies, the Parent Guarantor and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Companies, the Parent Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§77aaa-77bbbb). The Securities of this series are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

2. Interest. The Companies, for value received, hereby jointly promise to pay to or registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on August 19, 2028 and to pay interest thereon from August 19, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on and in each year, commencing February 19, 2026 at the rate of 4.300% per annum, until the principal hereof is paid or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30- day months.

3. Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be or , as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

4. Paying Agent, Transfer Agent and Registrar. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, shall act as Paying Agent, Transfer Agent and Registrar. The Companies may change any Paying Agent or Registrar without notice to any Holder. The Companies or any of their respective Affiliates may act in any such capacity.

5. Optional Redemption.

(a) Prior to July 19, 2028 (the “Par Call Date”), the Companies may redeem the Securities of this series at their option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, we may redeem the Securities of this series, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes of determining the Redemption Price, the following definitions are applicable:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Companies in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Companies after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Companies shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third business day preceding the redemption date H.15 is no longer published, the Companies shall calculate the Treasury Rate based on the rate per annum equal to the semi- annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Companies shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Companies shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Companies’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Except as set forth above and in paragraph 6 below, the Securities will not be redeemable by the Companies prior to maturity and will not be entitled to the benefit of any sinking fund.

6. Redemption for Tax Reasons. The Companies and the Parent Guarantor or a successor to a Company or the Parent Guarantor may redeem the Securities of this series in whole, but not in part, at any time upon giving not less than 15 nor more than 60 days’ prior notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the tax redemption date as a result of the redemption or otherwise, if any, if a Company, the Parent Guarantor or a successor to a Company or the Parent Guarantor (each, a “Payor”) determines in good faith that, as a result of:

(1) any change in, or amendment to, the law or tax treaties (or any regulations, official published guidance or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined herein) affecting taxation; or

(2) any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, tax treaties, regulations, official published guidance or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), such Payor is, or on the next interest payment date in respect of the Securities of such series would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Companies, the Parent Guarantor or a successor to a Company or the Parent Guarantor (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable, but not including assignment of the obligation to make payment with respect to the Securities ). In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at the date of this prospectus, such Change in Tax Law must become effective after the date of this prospectus. In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of this prospectus, such Change in Tax Law must become effective after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the prior Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Securities were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Securities pursuant to the foregoing, the Companies or Successor Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an opinion of an independent tax counsel of recognized standing to the effect that the relevant Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

7. Additional Amounts. All payments made by or on behalf of a Payor on the Securities or the Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of a Relevant Tax Jurisdiction will at any time be required from any payments made with respect to any Securities of this series or the Note Guarantee, including payments of principal, redemption price, premium, if any, or interest, the Payor will pay (together with such payments) such Additional Amounts in accordance with, and subject to the limitations of, Section 4.04 of the Second Supplemental Indenture.

8. Guarantee. To guarantee the due and punctual payment of the principal and interest on the Securities of this series and all other amounts payable by the Companies under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Parent Guarantor will unconditionally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.

9. Repurchase at Option of Holder Upon a Change of Control. Upon the occurrence of a Change of Control Triggering Event, Section 3.03 and Section 4.02 of the Second Supplemental Indenture shall apply to the extent applicable.

10. Notice of Redemption. Notices of redemption shall be sent pursuant to Section 4.03 of the Base Indenture.

11. Denominations, Transfer, Exchange. The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Companies and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Companies may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12. Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Companies, the Trustee and any agent of the Companies or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Companies, the Trustee nor any such agent shall be affected by notice to the contrary.

13. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Companies and the rights of the Holders of the Securities of this series to be affected under the Indenture at any time by the Companies and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all Securities of this series, to waive compliance by the Companies with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

14. Trustee Dealings with the Companies. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of this Security and may otherwise deal with the Companies or any Affiliate of the Companies with the same rights it would have if it were not Trustee.

15. Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Companies have caused CUSIP numbers to be printed on this Security and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

19. Restrictive Covenants. The Indenture does not limit unsecured debt of the Companies or any of their respective Subsidiaries.

20. Governing Law. This Indenture and this Security shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

The Companies shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

NXP Semiconductors N.V.

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Attention of: Treasurer

Fax: +(31) 20 5407500

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Companies. The agent may substitute another to act for him.

Date:	Your signature:
Sign exactly as your name appears on the other side of this Security

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $   . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee

EXHIBIT B

[Form of Face of 2032 Note]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH SHALL BE TREATED BY THE COMPANIES, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANIES OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

4.850% SENIOR NOTES DUE 2032

CUSIP 62954H BG2

No. _______	$

As revised by the Schedule of Increases or Decreases in Global Security attached hereto

NXP B.V., NXP FUNDING LLC and NXP USA, INC.

NXP B.V., a company incorporated under the laws of The Netherlands, NXP Funding LLC, a Delaware limited liability company and NXP USA, Inc., a Delaware corporation (herein each called a “Company,” and collectively, the “Companies”, which term includes any successor Person under the Indenture hereinafter referred to), jointly and severally promise to pay to Cede & Co. or its registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Security attached hereto, subject to the adjustments listed therein, on August 19, 2032.

Interest Payment Dates: February 19 and August 19, commencing February 19, 2026.

Record Dates: February 1 and August 1

Dated: August 19, 2025

Additional provisions of this Security are set forth on the other side of this Security.

(Signature page to follow)

IN WITNESS WHEREOF, the Companies have caused this Note to be signed manually, electronically or by facsimile by their duly authorized officers.

NXP B.V.

By:
Name:
Title:

NXP FUNDING LLC

By:
Name:
Title:

NXP USA, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Date of authentication	DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:
Authorized Signatory, as Authenticating Agent

(Back of Security)

4.850% Senior % Notes due 2032

1. Indenture. This Security (herein called the “Securities”) is one of a duly authorized issue of securities of the Companies, issued and to be issued in one or more series under an Indenture, dated as of May 16, 2022, as supplemented by the Second Supplemental Indenture dated August 19, 2025 (as so supplemented, herein called the “Indenture”), among the Companies, the Parent Guarantor and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Companies, the Parent Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§77aaa-77bbbb). The Securities of this series are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

2. Interest. The Companies, for value received, hereby jointly promise to pay to or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on August 19, 2032 and to pay interest thereon from August 19, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on and in each year, commencing February 19, 2026 at the rate of 4.850% per annum, until the principal hereof is paid or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

3. Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be or , as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

4. Paying Agent, Transfer Agent and Registrar. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, shall act as Paying Agent, Transfer Agent and Registrar. The Companies may change any Paying Agent or Registrar without notice to any Holder. The Companies or any of their respective Affiliates may act in any such capacity.

5. Optional Redemption.

(a) Prior to June 19, 2032 (the “Par Call Date”), the Companies may redeem the Securities of this series at their option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b) On or after the Par Call Date, the Companies may redeem the Securities of this series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes of determining the Redemption Price, the following definitions are applicable:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Companies in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Companies after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Companies shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call

Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third business day preceding the redemption date H.15 is no longer published, the Companies shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Companies shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Companies shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Companies’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Except as set forth above and in paragraph 6 below, the Securities will not be redeemable by the Companies prior to maturity and will not be entitled to the benefit of any sinking fund.

6. Redemption for Tax Reasons. The Companies and the Parent Guarantor or a successor to a Company or the Parent Guarantor may redeem the Securities of this series in whole, but not in part, at any time upon giving not less than 15 nor more than 60 days’ prior notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the tax redemption date as a result of the redemption or otherwise, if any, if a Company, the Parent Guarantor or a successor to a Company or the Parent Guarantor (each, a “Payor”) determines in good faith that, as a result of:

(1) any change in, or amendment to, the law or tax treaties (or any regulations, official published guidance or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined herein) affecting taxation; or

(2) any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, tax treaties, regulations, official published guidance or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), such Payor is, or on the next interest payment date in respect of the Securities of such series would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Companies, the Parent Guarantor or a successor to a Company or the Parent Guarantor (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable, but not including assignment of the obligation to make payment with respect to the Securities). In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at the date of this prospectus, such Change in Tax Law must become effective after the date of this prospectus. In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of this prospectus, such Change in Tax Law must become effective after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the prior Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Securities were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Securities pursuant to the foregoing, the Companies or Successor Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an opinion of an independent tax counsel of recognized standing to the effect that the relevant Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

7. Additional Amounts. All payments made by or on behalf of a Payor on the Securities or the Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of a Relevant Tax Jurisdiction will at any time be required from any payments made with respect to any Securities of this series or the Note Guarantee, including payments of principal, redemption price, premium, if any, or interest, the Payor will pay (together with such payments) such Additional Amounts in accordance with, and subject to the limitations of, Section 4.04 of the Second Supplemental Indenture.

8. Guarantee. To guarantee the due and punctual payment of the principal and interest on the Securities of this series and all other amounts payable by the Companies under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Parent Guarantor will unconditionally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.

9. Repurchase at Option of Holder Upon a Change of Control. Upon the occurrence of a Change of Control Triggering Event, Section 3.03 and Section 4.02 of the Second Supplemental Indenture shall apply to the extent applicable.

10. Notice of Redemption. Notices of redemption shall be sent pursuant to Section 4.03 of the Base Indenture.

11. Denominations, Transfer, Exchange. The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Companies and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Companies may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12. Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Companies, the Trustee and any agent of the Companies or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Companies, the Trustee nor any such agent shall be affected by notice to the contrary.

13. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Companies and the rights of the Holders of the Securities of this series to be affected under the Indenture at any time by the Companies and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all Securities of this series, to waive compliance by the Companies with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

14. Trustee Dealings with the Companies. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of this Security and may otherwise deal with the Companies or any Affiliate of the Companies with the same rights it would have if it were not Trustee.

15. Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Companies have caused CUSIP numbers to be printed on this Security and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

19. Restrictive Covenants. The Indenture does not limit unsecured debt of the Companies or any of their respective Subsidiaries.

20. Governing Law. This Indenture and this Security shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

The Companies shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

NXP Semiconductors N.V.

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Attention of: Treasurer

Fax: +(31) 20 5407500

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Companies. The agent may substitute another to act for him.

Date:	Your signature:
Sign exactly as your name appears on the other side of this Security

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $   . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee

EXHIBIT C

[Form of Face of 2035 Note]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH SHALL BE TREATED BY THE COMPANIES, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANIES OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

5.250% SENIOR NOTES DUE 2035

CUSIP 62954H BH0

No. ________	$__________

As revised by the Schedule of Increases or Decreases in Global Security attached hereto

NXP B.V., NXP FUNDING LLC and NXP USA, INC.

NXP B.V., a company incorporated under the laws of The Netherlands, NXP Funding LLC, a Delaware limited liability company and NXP USA, Inc., a Delaware corporation (herein each called a “Company,” and collectively, the “Companies”, which term includes any successor Person under the Indenture hereinafter referred to), jointly and severally promise to pay to Cede & Co. or its registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Security attached hereto, subject to the adjustments listed therein, on August 19, 2035.

Interest Payment Dates: February 19 and August 19, commencing February 19, 2026.

Record Dates: February 1 and August 1

Dated: August 19, 2025

Additional provisions of this Security are set forth on the other side of this Security.

(Signature page to follow)

IN WITNESS WHEREOF, the Companies have caused this Note to be signed manually, electronically or by facsimile by their duly authorized officers.

NXP B.V.

By:
Name:
Title:

NXP FUNDING LLC

By:
Name:
Title:

NXP USA, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Date of authentication	DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:
Authorized Signatory, as Authenticating Agent

(Back of Security)

5.250% Senior Notes due 2035

1. Indenture. This Security is one of a duly authorized issue of securities of the Companies (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 16, 2022, as supplemented by the Second Supplemental Indenture dated August 19, 2025 (as so supplemented, herein called the “Indenture”), among the Companies, the Parent Guarantor and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Companies, the Parent Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $700,000,000. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§77aaa-77bbbb). The Securities of this series are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

2. Interest. The Companies, for value received, hereby jointly promise to pay to or registered assigns, the principal sum of [FIVE HUNDRED MILLION] [TWO HUNDRED MILLION] DOLLARS ([$500,000,000] / [$200,000,000]), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on August 19, 2035 and to pay interest thereon from August 19, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on and in each year, commencing February 19, 2026 at the rate of 5.250% per annum, until the principal hereof is paid or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30- day months.

3. Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be or , as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

4. Paying Agent, Transfer Agent and Registrar. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, shall act as Paying Agent, Transfer Agent and Registrar. The Companies may change any Paying Agent or Registrar without notice to any Holder. The Companies or any of their respective Affiliates may act in any such capacity.

5. Optional Redemption.

(a) Prior to May 19, 2035 (the “Par Call Date”), the Companies may redeem the Securities of this series at their option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, we may redeem the Securities of this series, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes of determining the Redemption Price, the following definitions are applicable:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Companies in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Companies after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Companies shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third business day preceding the redemption date H.15 is no longer published, the Companies shall calculate the Treasury Rate based on the rate per annum equal to the semi- annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Companies shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Companies shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Companies’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Except as set forth above and in paragraph 6 below, the Securities will not be redeemable by the Companies prior to maturity and will not be entitled to the benefit of any sinking fund.

6. Redemption for Tax Reasons. The Companies and the Parent Guarantor or a successor to a Company or the Parent Guarantor may redeem the Securities of this series in whole, but not in part, at any time upon giving not less than 15 nor more than 60 days’ prior notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the tax redemption date as a result of the redemption or otherwise, if any, if a Company, the Parent Guarantor or a successor to a Company or the Parent Guarantor (each, a “Payor”) determines in good faith that, as a result of:

(1) any change in, or amendment to, the law or tax treaties (or any regulations, official published guidance or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined herein) affecting taxation; or

(2) any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, tax treaties, regulations, official published guidance or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), such Payor is, or on the next interest payment date in respect of the Securities of such series would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Companies, the Parent Guarantor or a successor to a Company or the Parent Guarantor (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable, but not including assignment of the obligation to make payment with respect to the Securities ). In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at the date of this prospectus, such Change in Tax Law must become effective after the date of this prospectus. In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of this prospectus, such Change in Tax Law must become effective after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the prior Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Securities were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Securities pursuant to the foregoing, the Companies or Successor Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an opinion of an independent tax counsel of recognized standing to the effect that the relevant Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

7. Additional Amounts. All payments made by or on behalf of a Payor on the Securities or the Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of a Relevant Tax Jurisdiction will at any time be required from any payments made with respect to any Securities of this series or the Note Guarantee, including payments of principal, redemption price, premium, if any, or interest, the Payor will pay (together with such payments) such Additional Amounts in accordance with, and subject to the limitations of, Section 4.04 of the Second Supplemental Indenture.

8. Guarantee. To guarantee the due and punctual payment of the principal and interest on the Securities of this series and all other amounts payable by the Companies under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Parent Guarantor will unconditionally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.

9. Repurchase at Option of Holder Upon a Change of Control. Upon the occurrence of a Change of Control Triggering Event, Section 3.03 and Section 4.02 of the Second Supplemental Indenture shall apply to the extent applicable.

10. Notice of Redemption. Notices of redemption shall be sent pursuant to Section 4.03 of the Base Indenture.

11. Denominations, Transfer, Exchange. The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Companies and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Companies may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12. Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Companies, the Trustee and any agent of the Companies or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Companies, the Trustee nor any such agent shall be affected by notice to the contrary.

13. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Companies and the rights of the Holders of the Securities of this series to be affected under the Indenture at any time by the Companies and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all Securities of this series, to waive compliance by the Companies with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

14. Trustee Dealings with the Companies. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of this Security and may otherwise deal with the Companies or any Affiliate of the Companies with the same rights it would have if it were not Trustee.

15. Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Companies have caused CUSIP numbers to be printed on this Security and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

19. Restrictive Covenants. The Indenture does not limit unsecured debt of the Companies or any of their respective Subsidiaries.

20. Governing Law. This Indenture and this Security shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

The Companies shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

NXP Semiconductors N.V.

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Attention of: Treasurer

Fax: +(31) 20 5407500

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Companies. The agent may substitute another to act for him.

Date:	Your signature:
Sign exactly as your name appears on the other side of this Security

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $   . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee